Exhibit 10.4

(OPERF15)

WALGREEN CO.

2013 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

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(OPERF15)

WALGREEN CO.

2013 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Participant Name:

Participant ID:

Grant Date:

Performance Period: Fiscal Years –         -

Shares Granted:

Acceptance Date:

Electronic Signature:

This document (referred to below as this “Agreement”) spells out the terms and conditions of the Performance Share Award (the “Performance Shares”) granted to you by Walgreen Co., an Illinois corporation (the “Company”), pursuant to the Walgreen Co. 2013 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Award Agreement have the respective meanings set forth in the Plan. The Plan as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1. Grant of Performance Shares. Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you the target number of Performance Shares specified above, subject to the terms and conditions of the Plan and this Agreement. This “target” number of shares is computed by multiplying your annual base salary by the target award percentage for your position, and then dividing that by the average closing stock price of the Company’s common stock, par value $.078125 per share (“Common Stock”) for the last 30 trading days of the fiscal year preceding the Grant Date.

2. Performance Measure. The number of Performance Shares earned at the end of the three-year Performance Period will vary depending on the degree to which the combination of Adjusted earnings before income and taxes (EBIT) weighted at 70%, and return on invested capital (ROIC), weighted at 30%, performance goals are met. FIFO Adjusted EBIT and ROIC performance goals are based on the three-year average annual goal, with inventory based on the FIFO method of accounting.

3. Determination of Performance Shares Earned. At the target levels, 100% of the Performance Shares will be earned. At the threshold levels 50% of the Performance Shares will be earned. Below the threshold levels of performance, no Performance Shares are earned. At the maximum levels or more, 150% of the Performance Shares will be earned. Performance between minimum and target, and between target and maximum, will earn performance shares on a pro-rated basis between 50% and 100%, and 100% and 150%, respectively.

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The amount earned will be calculated according to the following:

Performance	=	Target	×	Percent of Target
Shares Awarded		Performance Shares		Performance Shares Earned

4. Disability or Death. If during the Performance Period you have a Termination of Service by reason of Disability or death, then the number of Performance Shares earned (based on performance as of the end of the Performance Period) shall become vested at the end of the Performance Period. Any Performance Shares becoming vested by reason of your Termination of Service by reason of Disability or death shall be paid at the same time Performance Shares are paid to other Participants.

5. Retirement. If within 12 months of the end of the Performance Period you have a Termination of Service by reason of Retirement, then the number of Performance Shares earned (based on performance as of the end of the Performance Period) shall become vested at the end of the Performance Period. Any Performance Shares becoming vested by reason of your Retirement shall be paid at the same time Performance Shares are paid to other Participants.

6. Termination of Service Following a Change in Control. If during the Performance Period there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by the Company (or a Subsidiary of the Company if such Subsidiary is your direct employer) other than for Cause (as defined in Section 7), then your earned Award shall equal your target number of Performance Shares prorated to reflect the portion of the Performance Period during which you remained employed by the Company. Such prorated portion shall equal your target number of Performance Shares, multiplied by a fraction equal to the number of full months of the Performance Period completed as of your Termination of Service, divided by the number of months in the Performance Period. This prorated award will be settled in cash (subject to required tax withholdings) in accordance with Section 9.01(b) of the Plan within 45 days after your Termination of Service. For purposes of this Section 6, a Termination of Service initiated by the Company shall include a Termination of Employment for Good Reason under - and pursuant to the terms and conditions of – the Walgreen Co. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.

7. Other Termination of Service. If during the Performance Period you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 4, 5 or 6 above, as determined by the Committee, then all of your Performance Shares shall be forfeited. For purposes of this Agreement, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:

(a) your commission of a felony or any crime of moral turpitude;

(b) your dishonesty or material violation of standards of integrity in the course of fulfilling your employment duties to the Company or any Affiliate;

(c) your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d) your willful and deliberate failure to perform your employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(OPERF15)

(e) your failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

8. Settlement of Earned Performance Shares. At the end of the Performance Period actual performance for the entire Performance Period shall be reviewed, and the amount of the earned Award shall be determined based on this performance and communicated to you. Subject to the requirements of Section 12 below, the Company shall transfer to you one share of Common Stock for each Performance Share earned at that time, net of any applicable tax withholding requirements in accordance with Section 9 below. Performance Shares payable under this Agreement are intended to be exempt from Internal Revenue Code Section 409A under the exemption for short-term deferrals. Accordingly, Performance Shares will be settled in Common Stock no later than the 15th day of the third month following the end of the fiscal year of the Company (or if later the calendar year) in which the Performance Shares are earned.

9. Tax Withholding. The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any Federal, state, local income and employment taxes and other taxes required by law to be withheld with respect to the Performance Shares, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Common Stock or in cash, or from any other amount then or thereafter payable to you, or requiring you or your beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Committee or its designee deems necessary or desirable to enable the Company to satisfy its withholding obligations. The Company may refuse to deliver Common Stock if you, your beneficiary or legal representative fail to comply with your obligations under this section. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Taxes”) that you are required to bear pursuant to all applicable laws, any and all Taxes are your responsibility.

10. Nontransferability. During the Performance Period and thereafter until Common Stock is transferred to you in settlement thereof, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Performance Shares, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, or by will or by the laws of intestacy.

11. Rights as Shareholder. You shall have no rights as a shareholder of the Company with respect to the Performance Shares until such time as a certificate of stock for the Common Stock issued in settlement of the Performance Shares has been issued to you or such shares of Common Stock have been recorded in your name in book entry form. Except as provided in Section 13 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Common Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

12. Securities Laws. If a Registration Statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

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13. Change in Common Stock. In the event of any change in the Common Stock, by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Common Stock, the number of Performance Shares subject to this Award Agreement shall be equitably adjusted by the Committee.

14. No Guarantee of Employment. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate your employment at any time, nor confer upon you or any employee any right to continue in the employ of the Company or any of its subsidiaries. No employee shall have a right to be selected to be granted Performance Shares or any other Award under the Plan.

15. Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

16. Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

17. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement.

18. Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.

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This Agreement contains highly sensitive and confidential information. Please handle it accordingly. Once you have read and understood this Agreement, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Performance Share Award granted hereunder.